UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2025

CCS IX PORTFOLIO HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56718	99-2441832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd.,
Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

JPM Funding Facility and Contribution Agreement

On May 21, 2025, CCS IX Portfolio Holdings, LLC (the “Company”), as seller, entered into a Loan and Security Agreement (the “JPM Funding Facility”), among the Company, as Servicer, CCS IX SPV, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), as Borrower, the Lenders party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Administrator, and Securities Intermediary, and JPMorgan Chase Bank, National Association as Administrative Agent. The JPM Funding Facility provides a secured credit facility of $400 million, with a reinvestment period ending May 21, 2028 (3 years from closing) and a final maturity date of May 21, 2030 (five years from closing). The JPM Funding Facility also provides for a feature that allows the Borrower, under certain circumstances, to increase the overall size of the JPM Funding Facility to a maximum of $1 billion. In addition, on May 21, 2025, the Company, as seller, and the Borrower, as purchaser, entered into a Sale and Contribution Agreement (the “Contribution Agreement,” and together with the JPM Funding Facility, the “Borrower Agreements”), pursuant to which the Company will sell or contribute to the Borrower certain originated or acquired loans and other corporate debt securities and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the JPM Funding Facility are secured by substantially all assets of the Borrower, including the Loans. The interest rate charged on the JPM Funding Facility is based on an applicable benchmark (Term SOFR or other applicable benchmark based on the currency of the borrowing) plus a margin of 1.95% (plus 0.1193% in the case of borrowings in British Pounds or 0.0031% in the case of borrowings in Swiss francs), subject to increase from time to time pursuant to the terms of the JPM Funding Facility. In addition, the Borrower will pay, among other fees, an administrative agency fee on the facility commitment and a commitment fee on any undrawn balance. Under the JPM Funding Facility, the Company and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for facilities of this nature. The JPM Funding Facility includes usual and customary events of default for such facilities.

Borrowings under the JPM Funding Facility are subject to the Borrower Agreements’ various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The descriptions above are only a summary of certain provisions of the JPM Funding Facility and the Contribution Agreement, and are qualified in their entirety by reference to copies of the JPM Funding Facility and the Contribution Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated May 21,2025 among CCS IX SPV, LLC, as Borrower, CCS IX Portfolio Holdings, L.P., as Portfolio Manager, the Lenders party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Administrator, and Securities Intermediary, and JP Morgan Chase Bank, National Association as Administrative Agent (filed herewith).

10.2	Sale and Contribution Agreement, dated May 21, 2025, between CCS IX Portfolio Holdings, LLC, as seller, and CS IX SPV, LLC, as purchaser (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCS IX PORTFOLIO HOLDINGS, LLC

Date: May 27, 2025	By:	/s/ George Hawley
	Name:	George Hawley
	Title:	Secretary